Exhibit 99.1

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

YUMA	Computershare Trust Company, N.A.
	250 Royall Street	COMPANY # [●]
Canton, Massachusetts 02021

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET/MOBILE – [●] Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [●].

(	TELEPHONE – [●] Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [●].

*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain

1.	Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 6, 2014, as it may be amended from time to time, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc., and Davis Petroleum Acquisition Corp., and the transactions contemplated thereby.	☐	☐	☐

		For	Against	Abstain

2	Proposal to approve the reincorporation of Yuma from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary.	☐	☐	☐

		For	Against	Abstain

3.	Proposals to approve five provisions in the amended and restated certificate of incorporation of Yuma Delaware that will be in effect after completion of the reincorporation and that are not in the current restated articles of incorporation of Yuma:	☐	☐	☐

		For	Against	Abstain

3A.	Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that authorizes 100,000,000 shares of common stock, $0.001 par value per share, of Yuma Delaware, and 20,000,000 shares of preferred stock, $0.001 par value per share, of Yuma Delaware.	☐	☐	☐

		For	Against	Abstain

3B.	Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that provides the Yuma Delaware board of directors with the authority to set the number of directors on the board.	☐	☐	☐

		For	Against	Abstain

3C.	Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that restricts the ability of stockholders to remove directors without cause.	☐	☐	☐

		For	Against	Abstain

3D.	Proposal to approve the provision in the amended and restated certificate of incorporation concerning classification of directors which provides that, if at any time the former stockholders of Davis beneficially own less than 50% of the aggregate voting power of all outstanding shares of stock entitled to vote in the election of Yuma Delaware’s directors, at each annual meeting of stockholders following such date, each of the successor directors elected at such annual meeting shall serve for a one-year term.	☐	☐	☐

		For	Against	Abstain

3E.	Proposal to approve the provision in the amended and restated certificate of incorporation of Yuma Delaware that requires certain actions and proceedings with respect to Yuma Delaware be brought in the federal or state courts located within the State of Delaware.	☐	☐	☐

		For	Against	Abstain

4.	Proposal to approve and adopt the amendment to the Yuma Certificate of Determination to provide for the conversion of the Series A Preferred Stock into shares of Common Stock.	☐	☐	☐

		For	Against	Abstain

5.	Proposal to approve and adopt the Amendment to the Yuma 2014 Long-Term Incentive Plan.	☐	☐	☐

		For	Against	Abstain

6.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposals above.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

YUMA ENERGY, INC.

SPECIAL MEETING OF SHAREHOLDERS

[●], 2016
[●] a.m., Local Time

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SAM L. BANKS and JAMES J. JACOBS, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Yuma Energy, Inc. common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Shareholders of Yuma Energy, Inc. to be held at [●] at [●] a.m. local time on [●], 2016 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE THE REINCORPORATION, “FOR” THE PROPOSALS RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF YUMA DELAWARE, “FOR THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE YUMA CERTIFICATE OF DETERMINATION, “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE YUMA 2014 LONG-TERM INCENTIVE PLAN, AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE ABOVE PROPOSALS.

See reverse for voting instructions.